Stephanie Garcia Richard
COMMISSIONER

State of New Mexico
Commissioner of Public Lands

310 OLD SANTA FE TRAIL
P.O. BOX 1148
SANTA FE, NEW MEXICO 87504-1148

COMMISSIONER'S OFFICE
Phone (505) 827-5760
Fax (505) 827-5766
www.nmstatelands.org

August 28, 2019

Petrolia Energy Corporation
ATTN: Mr. Jason Bagby
710 N. Post Oak Rd., Suite 512
Houston, Texas 77024

RE: TERMINATION OF TWIN LAKES SAN ANDRES UNIT
Chaves County, NM

Dear Mr. Bagby:

Based on New Mexico Oil Conservation Division records, this Unit is not producing in paying quantities according to the lease contract.

Our records reflect the following:

- The effective date for the Twin Lakes San Andres Unit was January 1, 1988. It currently contains 4,863.80 acres.
- Petrolia Energy Corporation became the unit operator effective November 1, 2017.
- There is 640 acres of State Trust Oil and gas leases in the 4,863.80 acre unit.
- Petrolia Energy Corporation has 32 active wells in the unit.
- Only 1 of the 32 active wells is producing non-commercial oil in the unit. The last production from the unit was July, 2019. Total production for July, 2019 for the unit was 1 Barrel of Oil, 0 MCF (thousand cubic feet) of gas and 0 Barrels of water.

Section 22 (Effective Date and Term) of the Twin Lakes San Andres Unit Agreement states the following:

> The terms of this Agreement shall be for and during the time that Unitized Substances are produced from the unitized land and so long thereafter as drilling, reworking or other operations (including improved recovery operations) are prosecuted thereon without cessation of more than ninety (90) consecutive days unless sooner terminated as herein provided.

Pursuant to Section 22 of the Unit Agreement, the Commissioner of Public Lands has this date (August 28, 2019) terminated the Twin Lakes San Andres Unit.

If you have any questions or if we may be of assistance, please contact Units Manager Scott Dawson at 505.827.5791 or sdawson@slo.state.nm.us.

Respectfully,

Stephanie Garcia Richard/JL

STEPHANIE GARCIA RICHARD
COMMISSIONER OF PUBLIC LANDS

SGR/SD
cc: NMOCD – Attn: Mr. Will Jones
SLORMD – Attn: Ms. Billie Luther
BLM – Attn: James Glover
Units Reader Files

UNIT OPERATOR AND WORKING INTEREST OWNERS

ATTEST: ______________________________

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Date: ______________________________ Address: ______________________________

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ATTEST: ______________________________

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